UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 4, 2008

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive
Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On December 4, 2008, upon the recommendation of the Nominating and Governance Committee, the board of directors of Copart, Inc., a California corporation (the “Company”), appointed Matt Blunt as a member of the Company’s board of directors, effective January 13, 2009, to fill the vacancy created by the amendment of the Company’s Bylaws, as described in Item 5.03 below.   Our board of directors has determined that Mr. Blunt meets the independence requirements of the Nasdaq Global Market.  Upon the effectiveness of his appointment, Mr. Blunt will also become a member of the Nominating and Governance Committee.

Mr. Blunt is the outgoing governor of the State of Missouri.  Prior to serving as governor of Missouri, Mr. Blunt served as a member of the Missouri General Assembly from 1999 through 2001 and as Missouri’s Secretary of State from 2001 through his inauguration as governor in 2005.   He is a 1993 graduate of the United States Naval Academy and received four Navy and Marine Corps Achievement Medals during his military service, as well as numerous other awards.

There were no arrangements or understandings between Mr. Blunt and any other person pursuant to which Mr. Blunt was selected as a director.  There have been no transactions since August 1, 2008, the beginning of our most recent fiscal year, or any currently proposed transaction, in which we have been or will be a participant, which would constitute a disclosable transaction with a related person as contemplated under Item 404(a) of Regulation S-K adopted by the SEC.

Mr. Blunt will receive the standard compensation provided to our non-employee directors which consists of quarterly cash compensation of $12,500 for services as a director.  In addition, under our 2007 Equity Incentive Plan, Mr. Blunt will be granted an option to purchase 20,000 shares of our common stock at the commencement of his service on our board of directors.  This option will vest over two years, with one-half of the shares vesting on the first anniversary of the date of grant and the balance vesting on a monthly basis over the 12 months succeeding such first anniversary.  In subsequent years, Mr. Blunt will be eligible to receive additional annual grants of options to purchase shares of common stock for his service on our board of directors.  We will also reimburse Mr. Blunt for reasonable and necessary expenses incurred while attending board or committee meetings.

On December 5, 2008, the Company issued a press release with respect to the matters described above, a copy of which is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Bylaws

On December 4, 2008, the board of directors of the Company approved an amendment to the Company’s Bylaws in order to increase the size of the board from seven (7) directors to eight (8) directors, effective January 13, 2009.

The foregoing description of the amendment to the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment which is filed as Exhibit 3.1 attached hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1	Amendment to Section 3.2 of the Bylaws of Copart, Inc.
99.1	Press release dated December 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/s/ Paul A. Styer
Paul A. Styer Senior Vice President, General Counsel, and Secretary

Date: December 5, 2008